EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Amendment No. 1 to the Annual Report on Form 10-K/A of TopSpin Medical, Inc. (the “Company”) for the period ended December 31, 2008, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Ehud-Moshe Gilboa, Chairman of the Board of Directors, acting as Principal Executive Officer of the Company, and Eldad Yehiely, Finance Manager of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their respective knowledge:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Ehud-Moshe Gilboa
September 16, 2009
Chairman of the Board of Directors and acting Principal Executive Officer

By:	/s/ Eldad Yehiely
September 16, 2009
Finance Manager

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to TopSpin Medical, Inc. and will be retained by TopSpin Medical, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.